CONFORMED COPY

               CONSENT, WAIVER AND AMENDMENT No. 2 dated as of February 23, 1999 (this "Amendment"), to the Credit Agreement dated as of April 22, 1998, as amended (the "Credit Agreement"), among Phillips-Van Heusen Corporation, a Delaware corporation (the "Borrower"), the lenders party thereto (the "Lenders"), The Chase Manhattan Bank, a New York banking corporation, as administrative agent (in such capacity, the "Administrative Agent") and collateral agent (in such capacity, the "Collateral Agent"), and Citicorp USA, Inc., as documentation agent (in such capacity, the "Documentation Agent").


          A. Pursuant to the Credit Agreement, the Lenders and the Issuing Bank (such term and all other terms used but not defined herein having the meanings assigned to such terms in the Credit Agreement) have extended credit to the Borrower, and have agreed to extend credit to the Borrower, in each case pursuant to the terms and subject to the conditions set forth therein.

          B. The Borrower has advised the Lenders that the Borrower intends to enter into the Asset Purchase Agreement dated as of or about February 20, 1999 (the "Asset Purchase Agreement"), with Pyramid Sportswear AB, a Swedish corporation and wholly owned subsidiary of Pyramid Partners AB, a Swedish corporation (the "Buyer"), the Assignment and Assumption Agreement dated as of or about February 20, 1999 (the "Lease Assignment and Assumption Agreement"), between the Borrower and Pyramid Sportswear Acquisition Corporation, a Delaware corporation (the "Assignee"), and the related Assignment and Assumption of Lease (the "Assignment and Assumption Instrument" and, together with the Asset Purchase Agreement and the Lease Assignment and Assumption Agreement, the "Gant Sale Agreement"), between the Borrower and the Assignee, pursuant to which the Borrower will sell, assign, transfer and deliver to the Buyer or the Assignee, as the case may be, for not less than $70,000,000 in cash proceeds (the "Gant Sale") all the Borrower's right, title and interest in (a) the trademarks "Gant", "Hugger" and "Rugger", and all trademark rights, logos and designs associated therewith (the "Trademarks"), and all Trademark registrations and Trademark application files and records,
(b) certain license and distribution agreements associated with the Trademarks (the "Assumed Contracts"), and all rights, privileges and entitlements of the Borrower thereunder, (c) certain inventory and pending orders for inventory, (d) all equipment, telephones, telefax machines, fixed assets, trade fixtures, leasehold improvements, cash registers and furniture (excluding inventory) located in or utilized in connection with or otherwise needed to operate the "flagship" Gant Store located on Fifth Avenue in New York City (the "Gant Store"), (e) the existing telephone and telefax numbers of the Gant Store, including any "800" numbers, the domain names "Gant.com" and "GantUSA.com", and the computer software constituting the web sites designated by such domain names, (f) the Agreement of Lease dated
March 5, 1997, relating to the Gant Store, (g) copies of all books and records relating to the assets of the Borrower being sold thereunder, (h) all goodwill associated with such assets, (i) all guarantees, warranties, indemnities and similar rights of the Borrower with respect to any such assets, (j) all rights, claims, credits, causes of action or rights of set-off of the Borrower against third parties relating to the assets being sold thereunder and (k) all displays, shipping supplies, boxes and like materials and promotional, advertising and sales materials located in the Gant Store on the closing date of the Gant Sale.

          C.  The Borrower has requested that the Lenders
(a) consent to the consummation of the Gant Sale, (b) amend certain provisions of the Credit Agreement and (c) grant certain limited waivers of compliance by the Borrower with certain provisions of the Credit Agreement.

          D. The Required Lenders are willing to grant such a consent, agree to such amendments and grant such waivers, in each case pursuant to the terms and subject to the conditions set forth herein.

          Accordingly, in consideration of the mutual agreements contained in this Amendment and other good and valuable consideration, the sufficiency and receipt of which are hereby acknowledged, the parties hereto agree as follows:

          SECTION 1.  Consent.  The Lenders hereby consent
to the consummation by the Borrower of the Gant Sale in accordance with the Gant Sale Agreement with such changes with respect to the Gant Sale as are not adverse to the Lenders in any material respect.

          SECTION 2.  Waiver.  The Lenders hereby (a) waive
compliance by the Borrower with Section 6.05(d) of the Credit Agreement to the extent, but only to the extent,



necessary to permit the Gant Sale as consented to in
Section 1 above and (b) waive compliance with Section 6.09 of the Credit Agreement to the extent, but only to the extent, necessary to permit the Gant Sale as consented to in Section 1 above.

          SECTION 3.  Amendment to Section 1.01.  The
definition of the term "Consolidated EBITDA" in
Section 1.01 of the Credit Agreement is hereby amended to read in its entirety as follows:

          "Consolidated EBITDA" means, for any four-fiscal-quarter period, Consolidated Net Income for such period, plus, without duplication and to the extent deducted from revenues in determining Consolidated Net
     Income for such period, the sum of (a) the aggregate amount of Consolidated Net Interest Expense for such period, (b) the aggregate amount of income tax expense for such period, (c) all amounts attributable to depreciation and amortization for such period, (d) a one-time, non-recurring restructuring charge of
     $132,700,000 taken in 1997, (e) one-time,
     non-recurring charges not to exceed $8,500,000, $10,000,000 and $1,500,000 taken or to be taken in fiscal years 1998, 1999 and 2000, respectively, in connection with the Borrower's "Year 2000 Project" (as such term is defined in the confidential offering memorandum prepared in connection with the private placement of the Subordinated Debt) and (f) premiums not to exceed $1,100,000 paid in connection with the redemption by the Borrower of its 7.85% Series A
     Senior Notes Due 2002, 7.02% Series B Senior Notes Due
     1999 and 7.75% Series C Senior Notes Due 2002, all as determined on a consolidated basis with respect to the Borrower and the Subsidiaries in accordance with GAAP.

          SECTION 4.  Amendment to Section 6.04.

          (a)  Paragraph (a) of Section 6.04 of the Credit
Agreement is hereby amended to read in its entirety as follows:

               "(a) investments by the Borrower in all or a portion of the share capital of Pyramid Partners not owned by the Borrower on the date hereof, provided that (i) such share capital shall be purchased (A) free of all Liens and encumbrances,
          (B) in the exercise of the Borrower's preemptive rights, rights of first refusal or similar rights under the Shareholder Agreement dated as of or about February 20, 1999, among Lennart Bjork,
          Klas Kall, Staffan Wittmark, the Borrower and
          LV Capital S.A., and (C) at a price corresponding to a bona fide offer from a third party potential purchaser, (ii) at the time of such investment and after giving pro forma effect thereto, (A) no Default or Event of Default shall have occurred or be continuing and (B) the Borrower shall be in compliance with Section 6.13, Section 6.14 and
          Section 6.15 and (iii) the Borrower shall comply with the applicable provisions of Section 5.11;".

          (b)  Paragraph (i) of Section 6.04 of the Credit
Agreement is hereby amended by deleting the word "and" at the end thereof.

          (c)  Paragraph (j) of Section 6.04 of the Credit
Agreement is hereby amended to read in its entirety as follows:

          "(j) the Guarantee by the Borrower of the obligations of Pyramid Sportswear Acquisition
     Corporation under the Agreement of Lease dated
     March 5, 1997, between Olympic Tower Associates, as
     Landlord, and the Borrower, as Tenant, pursuant to the Assignment and Assumption Agreement dated as of or about February 20, 1999, between the Borrower and Pyramid Sportswear Acquisition Corporation, and the related Assignment and Assumption of Lease between the Borrower and Pyramid Sportswear Acquisition
     Corporation, provided that (i) the Borrower's obligations with respect to such Guarantee shall not exceed $12,000,000 at any time and (ii) such Guarantee, unless otherwise terminated, shall terminate upon the earlier of (A) April 30, 2009, and
     (B) the date of any other termination of such lease;
     and".
          (d)  Section 6.04 of the Credit Agreement is
hereby further amended by adding a paragraph (k) as follows:

          "(k) investments (other than those permitted by paragraphs (a) through (j) above) in an aggregate amount not to exceed $15,000,000 at any time outstanding."

          SECTION 5. Representations and Warranties. The
Borrower represents and warrants to the Administrative
Agent, to the Issuing Bank and to each of the Lenders that:

          (a) This Amendment has been duly authorized, executed and delivered by the Borrower and constitutes its legal, valid and binding obligation, enforceable in accordance with its terms except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting creditors' rights generally and by general principles of equity
(regardless of whether such enforceability is considered in a proceeding at law or in equity).

          (b)  Before and after giving effect to this
Amendment, the representations and warranties set forth in
Article III of the Credit Agreement are true and correct in all material respects with the same effect as if made on the date hereof, except to the extent such representations and warranties expressly relate to an earlier date.

          (c) The execution, delivery and performance by the Borrower of this Amendment and the performance by the Borrower of the Gant Sale Agreement (i) have been duly authorized by all requisite corporate and, if required, stockholder action and (ii) will not, and the use of the cash proceeds from the Gant Sale will not, (A) violate
(x) any provision of law, statute, rule or regulation, or of the certificate or articles of incorporation or other constitutive documents or by-laws of the Borrower or any Subsidiary, (y) any order of any Governmental Authority or
(z) any provision of any indenture, agreement or other instrument to which the Borrower or any Subsidiary is a party or by which any of them or any of their property is or may be bound or (B) be in conflict with, result in a breach of or constitute (alone or with notice or lapse of time or both) a default under, or give rise to any right to accelerate or to require the prepayment, repurchase or redemption of any obligation under any such indenture, agreement or other instrument (other than certain repayment or repurchase obligations that may arise pursuant to
Section 1014 of the Indenture dated April 22, 1998, under which the Subordinated Debt was issued, in the event that all net available proceeds from the Gant Sale are not invested or committed to be invested within 365 days in assets related to the business of the Borrower or applied to permanently repay senior debt of the Borrower).

          (d)  Before and after giving effect to this
Amendment, no Event of Default or Default has occurred and is continuing.

          SECTION 6.  Conditions to Effectiveness.  This
Amendment shall become effective as of the date first above written when (a) the Administrative Agent shall have received counterparts of this Amendment that, when taken together, bear the signatures of the Borrower and the Required Lenders and (b) the representations and warranties set forth in Section 5 of this Amendment shall be true and correct.

          SECTION 7.  Credit Agreement.  Except as
specifically amended hereby, the Credit Agreement shall continue in full force and effect in accordance with the provisions thereof as in existence on the date hereof.
After the date hereof, any reference to the Credit
Agreement shall mean the Credit Agreement as amended hereby.

          SECTION 8.  Loan Document.  This Amendment shall
be a Loan Document for all purposes.

          SECTION 9.  Applicable Law.  THIS AMENDMENT SHALL
BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS
OF THE STATE OF NEW YORK.

          SECTION 10.  Counterparts.  This Amendment may be
executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by telecopy shall be effective as delivery of a manually executed counterpart of this Amendment.

          SECTION 11.  Expenses.  The Borrower agrees to
reimburse the Administrative Agent for its out-of-pocket expenses in connection with this Amendment, including the reasonable fees, charges and disbursements of Cravath, Swaine & Moore, counsel for the Administrative Agent.

          IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their respective authorized officers as of the day and year first written above.

                         PHILLIPS-VAN HEUSEN CORPORATION,

                           by
                               /s/ Pamela N. Hootkin
                             Name: Pamela N. Hootkin
                             Title: V.P. Treas & Secty

THE CHASE MANHATTAN BANK,
individually and as Administrative
Agent and Collateral Agent,

  by
      /s/ Margaret T. Lane
    Name: Margaret T. Lane
    Title: Vice President


CITICORP USA, INC., individually
and as Documentation Agent,

  by
      /s/ Allen Fisher
    Name: Allen Fisher
    Title: Managing Director

SIGNATURE PAGE TO
CONSENT, WAIVER AND
AMENDMENT NO. 2, DATED AS OF
February 23, 1999





To Approve the Amendment:




Name of Institution   The Chase Manhattan Bank

                    by

                        /s/ Margaret T. Lane
                      Name: Margaret T. Lane
                      Title: Vice President

SIGNATURE PAGE TO
CONSENT, WAIVER AND
AMENDMENT NO. 2, DATED AS OF
 February 23, 1999





To Approve the Amendment:




Name of Institution    Citicorp USA

                    by

                        /s/ Allen Fisher
                      Name: Allen Fisher
                      Title: Managing Director

SIGNATURE PAGE TO
CONSENT, WAIVER AND
AMENDMENT NO. 2, DATED AS OF
 February 23, 1999





To Approve the Amendment:




Name of Institution    Bank Leumi USA

                    by

                        /s/ John Koenigsberg
                      Name: John Koenigsberg
                      Title: Vice President

                    by

                        /s/ Richard Silverstein
                      Name: Richard Silverstein
                      Title: Senior Vice President

SIGNATURE PAGE TO
CONSENT, WAIVER AND
AMENDMENT NO. 2, DATED AS OF
 February 23, 1999





To Approve the Amendment:




Name of Institution    The Bank of New York

                    by

                        /s/ Joanne M. Collett
                      Name: Joanne M. Collett
                      Title: Vice President

SIGNATURE PAGE TO
CONSENT, WAIVER AND
AMENDMENT NO. 2, DATED AS OF
 February 23, 1999





To Approve the Amendment:




Name of Institution    BankBoston, N.A.

                    by

                        /s/ Nancy E. Fuller
                      Name: Nancy E. Fuller
                      Title: Director

SIGNATURE PAGE TO
CONSENT, WAIVER AND
AMENDMENT NO. 2, DATED AS OF
 February 23, 1999





To Approve the Amendment:




Name of Institution DG BANK Deutsche Genossenschaftsbank AG

                    by

                        /s/ Linda J. O'Connell
                      Name: Linda J. O'Connell
                      Title: Vice President

                     by

                        /s/ Rob T. Jokhai
                      Name: Rob T. Jokhai
                      Title: Assistant Vice President

SIGNATURE PAGE TO
CONSENT, WAIVER AND
AMENDMENT NO. 2, DATED AS OF
 February 23, 1999





To Approve the Amendment:




Name of Institution    Fleet Bank, N.A.

                    by

                        /s/ Stephen M. Leavenworth
                      Name: Stephen M. Leavenworth
                      Title: Vice President

SIGNATURE PAGE TO
CONSENT, WAIVER AND
AMENDMENT NO. 2, DATED AS OF
 February 23, 1999





To Approve the Amendment:


                     Jackson National Life Insurance Company
                    By: PPM Finance, Inc.
Name of Institution Attorney-in-Fact

                    by

                        /s/ James Gurgone
                      Name: James Gurgone
                      Title: Vice President

SIGNATURE PAGE TO
CONSENT, WAIVER AND
AMENDMENT NO. 2, DATED AS OF
 February 23, 1999





To Approve the Amendment:




Name of Institution    Nationsbank, N.A.

                    by

                        /s/ Leesa C. Sluder
                      Name: Leesa C. Sluder
                      Title: Senior Vice President

SIGNATURE PAGE TO
CONSENT, WAIVER AND
AMENDMENT NO. 2, DATED AS OF
 February 23, 1999





To Approve the Amendment:




Name of Institution    PNC Bank, National Association

                    by

                        /s/ Donald V. Davis
                      Name: Donald V. Davis
                      Title: Vice President

SIGNATURE PAGE TO
CONSENT, WAIVER AND
AMENDMENT NO. 2, DATED AS OF
 February 23, 1999





To Approve the Amendment:




Name of Institution    Standard Chartered Bank

                    by

                        /s/ Peter G.R. Dodds
                      Name: Peter G.R. Dodds
                      Title: Senior Credit Officer

                     by

                        /s/ Shafiq Ur Rahman
                      Name: Shafiq Ur Rahman
                      Title: Senior Vice President &
                              Global Account Manager

SIGNATURE PAGE TO
CONSENT, WAIVER AND
AMENDMENT NO. 2, DATED AS OF
 February 23, 1999





To Approve the Amendment:




Name of Institution    Union Bank of California, N.A.

                    by

                        /s/ Terry Rocha
                      Name: Terry Rocha
                      Title: Vice President